UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2014

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (862) 207-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2014 (the “Closing Date”), PDI, Inc. (the “Company”) and its wholly-owned subsidiary, Interpace Diagnostics, LLC (“Interpace”), entered into an Agreement and Plan of Merger (the “Agreement”) to acquireRedPath Integrated Pathology, Inc. (“RedPath”), a molecular diagnostics company helping physicians better manage patients at risk for certain types of gastrointestinal cancers through its proprietary PathFinderTG® platform (the “Transaction”), and related documents (collectively, the “Transaction Documents”).

In addition to the Agreement, the Transaction Documents include the following:

•	a Non-negotiable Subordinated Secured Promissory Note (the “Note”), dated October 31, 2014, by the Company in favor of RedPath Equityholder Representative, LLC (the “Equityholder Representative”);

•	a Contingent Consideration Agreement, dated October 31, 2014, with the Equityholder Representative (the “Contingent Consideration Agreement”);

•
a Credit Agreement, dated October 31, 2014, among the Company and the financial institutions party thereto from time to time as lenders (the “Lenders”) and SWK Funding LLC, as agent for the Lenders (the “Agent”);

•
a Guarantee and Collateral Agreement, dated October 31, 2014, by PDI, Inc. and certain of its subsidiaries, Group DCA, LLC, Interpace Biopharma, LLC, Interpace Diagnostics, LLC, JS Genetics, Inc. and Interpace Diagnostics Corporation (f.k.a., RedPath Acquisition Sub, Inc.) (collectively, the “Subsidiaries”),in favor of SWK Funding LLC (the “Senior Guarantee”);

•	a Guarantee and Collateral Agreement (the “SubordinatedGuarantee”), dated October 31, 2014, by the Company and the Subsidiaries in favor of the Equityholder Representative; and

•	a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), dated October 31, 2014, by and among the Company, the Equityholder Representative and the Agent.

The Agreement, the Note, the Subordinated Guarantee and the Contingent Consideration Agreement

Under the terms of the Agreement, the Company paid $12.0 million in cash to the Equityholder Representative, on behalf of the equityholders of RedPath (the “Equityholders”), at the closing of the Transaction. The Agreement contains customary representations, warranties and covenants of the Company and RedPath. Subject to certain limitations, the parties will be required to indemnify each other for damages resulting from breaches of the representations, warranties and covenants made in the Agreement and certain other matters.

The Company also issued an interest-free Note to the Equityholder Representative, on behalf of the Equityholders, at the closing of the Transaction for $11.0 million to be paid in eight equal consecutive quarterly installments beginning October 1, 2016. The interest rate will be 5.0% in the event of a default under the Note. The obligations of the Company under the Note are guaranteed by the Company and its Subsidiaries pursuant to the SubordinatedGuarantee in favor of the Equityholder Representative. Pursuant to the SubordinatedGuarantee, the Company and its Subsidiaries also granted a security interest in substantially all of their assets, including intellectual property, to secure their obligations to the Equityholder Representative.

In connection with the Transaction, the Company and Interpace also entered into the Contingent Consideration Agreement with the Equityholder Representative.Pursuant to the Contingent Consideration Agreement, the Company has agreed to issue to the Equityholders 500,000shares of the Company’s common stock, par value $0.01 (“Common Stock”), upon acceptance for publication of a specified article related to PathFinderTG® for the management of Barrett’s esophagus, and an additional 500,000 shares of the Company’s Common Stock upon the commercial launch of PathFinderTG® for the management of Barrett’s esophagus (collectively, the “Common Stock Milestones”).In the event of a change of control of the Company, Interpace or RedPath on or before April 30, 2016, the Common Stock Milestones not then already achieved will be accelerated and the Equityholders will be immediately entitled to receive the Common Stock not yet previously issued to them.The Equityholders are entitled to an additional $5 million cash payment upon the achievement by the Company of $14.0 million or more in annual net sales of PathFinderTG® for the management of Barrett’s esophagus and a further $5 million cash payment upon the achievement by the Company of $37.0 million or more in annual net sales of a basket of assays of Interpace and RedPath. In addition, the Company is obligated to pay revenue based payments through 2025 of 6.5% on annual net sales above $12.0 million of PathFinderTG®-Pancreas, 10% on annual net sales up to $30 million of PathFinderTG® for the management of Barrett’s esophagus and 20% on annual net sales above $30 million of PathFinderTG® for the management of Barrett’s esophagus.

The Credit Agreement, the Senior Guarantee and the Intercreditor Agreement

In connection with the Transaction, the Company entered into the Credit Agreement with the Agent and the Lenders. Pursuant to and subject to the terms of the Credit Agreement, the Lenders agreed to provide a term loan to the Company in the aggregate principal amount of $20.0 million (the “Loan”). The maturity date of the loan is October 31, 2020. The Loan bears interest at the greater of (a) three month LIBOR and (b) 1.0%, plus a margin of 12.5%, payable in cash quarterly in arrears, beginning on February 17, 2015. The interest rate will be increased by 3.0% in the event of a default under the Credit Agreement.Beginning in January 2017, the Company will be required to make principal payments on the Loan. Beginning in January 2017 and ending on October 31, 2020, subject to a $250,000 per quarter cap, the Lenders will be entitled to receive quarterly revenue based payments from the Company equal to 1.25x of revenue derived fromnet sales of molecular diagnostics products (the “Synthetic Royalty”)

The Company agreed to pay certain out-of-pocket costs and expenses incurred by the Lenders and the Agent in connection with the Credit Agreement and related documents, the administration of the Loan and related documents or the enforcement or protection of the Lenders’ rights. The Lendersare also entitled to (a) a $300,000 origination fee and(b) a $800,000 exit fee.In addition, if the Loan is prepaid,the Lenders are entitled to (c) a prepayment fee equal to 6.0% of the Loan if the Loan is prepaid on or after October 31, 2015 but prior to October 31, 2016, 5.0% of the Loan if the Loan is prepaid on or after October 31, 2016 but prior to October 31, 2017 and 2.0% if the Loan is prepaid on or after October 31, 2017 but prior to October 31, 2018, and (d) a prepayment premium applicable to the Synthetic Royalty equal to (i)(1) 1.25% multiplied by (2) the lesser of (A) $80.0 million and (B) the aggregate revenue on net sales of molecular diagnostics products for the four most recently-completed fiscal quarters, multiplied by (ii) the number of days remaining until October 31, 2020, divided by (iii) 360. The Company must also make a mandatory prepayment in connection with the disposition of certain of the Company’s assets.

Pursuant to the Senior Guarantee, the obligations of the Company under the Credit Agreement are guaranteed by the Company and its Subsidiaries in favor of the Agent for the benefit of the Lenders and the Company and its Subsidiaries granted a security interest in substantially all of their assets, including intellectual property, to secure their obligations to the Agent for the benefit of the Lenders.

The Credit Agreement contains customary representations and warranties in favor of the Agent and the Lenders and certain covenants, including among other things, financial covenants relating to liquidity and revenue targets.

Pursuant to the Intercreditor Agreement, the Agent, as senior lender, has a first lien security interest, and the Equityholder Representative, as junior lender, has a second lien security interest subordinated to the Lender, on all the assets of the Company and its Subsidiaries.

We received net proceeds of approximately $19.6 million following payment of certain fees and expenses in connection with the Credit Agreement.

General

The representations, warranties and covenants contained in the Transaction Documents were made only for the purposes of the respective Transaction Documents, were made as of specific dates, were made solely for the benefit of the parties to the respective Transaction Documents and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the respective Transaction Documents. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The above summaries of the material terms of each Transaction Document are qualified in their entirety by reference to the full text of the Transaction Documents, each of which shall be included as exhibits to the Company’s Quarterly Report on Form 10-K for the year ending December 31, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.  The issuance of shares pursuant to the Contingent Consideration Agreement is conditioned on the Company receiving a representation from each Equityholder that he, she or it is an “accredited investor” and is acquiring the shares for his, her or its own account, for investment purposes pursuant to an exemption from registration under the Securities Act of 1933 (the “Act”), and an acknowledgement that such shares may not be transferred or disposed of absent such registration or the availability of an exemption from registration. All certificates issued to the Equityholders evidencing the Common Stock issuable under the Contingent Consideration Agreement will contain a legend describing the restrictions on transferability under applicable law. The sale of these shares relies on the exemption from registration contained in Section 4(a)(2) of the Act and the rules and regulations thereunder..
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Pursuant to Item 9.01(a)(4) of Form 8-K, the Company will amend this filing not later than 71 calendar days after November 6, 2014 to file the financial statements required by Rule 3-05(b) of Regulation S-X.
(b) Pro Forma Financial Information.
Pursuant to Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 71 calendar days after November 6, 2014 to file the financial statements required by Article 11 of Regulation S-X.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Graham G. Miao
Graham G. Miao
Executive Vice President, Chief Financial Officer and Treasurer
Date: November 3, 2014